Exhibit 99

Release Date:	Further Information:

IMMEDIATE RELEASE	David J. Bursic
January 27, 2014	President and CEO
or
Keith A. Simpson
Vice President and CAO
Phone: 412/364-1913

WVS FINANCIAL CORP. ANNOUNCES NET INCOME AND EARNINGS PER SHARE FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2013

Pittsburgh, PA — WVS Financial Corp. (NASDAQ: WVFC), the holding company for West View Savings Bank, today reported net income of $233 thousand or $0.11 per diluted share, for the three months ended December 31, 2013 as compared to $325 thousand or $0.16 per diluted share for the same period in 2012. The $92 thousand decrease in net income during the three months ended December 31, 2013 was primarily attributable to a $120 thousand decrease in net interest income, a $79 thousand decrease in non-interest income, and a $45 thousand increase in non-interest expense, which were partially offset by a $74 thousand increase in credit provisions for loan losses, and a $78 thousand decrease in income tax expense. The decrease in net interest income during the three months ended December 31, 2013 was attributable to a $130 thousand decrease in interest income which was partially offset by a $10 thousand decrease in interest expense. The decrease in interest income was primarily attributable to lower average balances of investment securities and loans outstanding, and lower yields earned on the Company’s loan and investment portfolios, which were partially offset by higher average balances of mortgage-backed securities, when compared to the same period in 2012. The lower average balance of investment securities was due to maturities and early redemptions within the investment portfolio. The decrease in loan volumes was primarily due to lower volumes of construction loans and mortgage loans. The higher average balance of mortgage-backed securities was attributable to a reallocation of funds into U.S. Government agency floating-rate mortgage-backed securities. The decrease in interest expense was primarily attributable to lower rates paid on deposit accounts, which was partially offset by higher average balances of time deposits during the three months ended December 31, 2013, when compared to the same period in 2012. The increase in credit provisions for loan losses was primarily attributable to higher payoffs of non-performing loan balances during the three months ended December 31, 2013, when compared to the same period in 2012. The decrease in non-interest income was primarily attributable to the absence of a $117 thousand recognized gain on the sale of one single-family real estate owned property, which was partially offset by a $40 thousand increase in earnings on bank-owned life insurance, and an $8 thousand increase in mortgage loan correspondent fee income, when compared to the same period in 2012. The increase in non-interest expense was primarily attributable to higher employee related costs during the quarter ended December 31, 2013, when compared to the same period in 2012. The decrease in income tax expense was primarily attributable to lower levels of taxable income, and Pennsylvania educational improvement tax credits for the quarter ended December 31, 2013, when compared to the same period in 2012.

Net income for the six months ended December 31, 2013 totaled $443 thousand or $0.22 per diluted share, as compared to $711 thousand or $0.35 per diluted share for the same period in 2012. The $268 thousand decrease in net income during the six months ended December 31, 2013 was primarily attributable to a $306 thousand decrease in net interest income, and a $73 thousand decrease in non-interest income, which were partially offset by a $38 thousand increase in credit provisions for loan losses, a $45 thousand decrease in income tax expense and a $28 thousand decrease in non-interest expense. The decrease in net interest income during the six months ended December 31, 2013 was attributable to a $344 thousand decrease in interest income which was partially offset by a $38 thousand decrease in interest expense. The decrease in interest income was primarily attributable to lower average balances of investment securities and loans outstanding, and lower yields earned on the Company’s loan and investment portfolios, which were partially offset by higher average balances of mortgage-backed securities, when compared to the same period in 2012. The lower average balance of investment securities was due to maturities and early redemptions within the investment portfolio. The decrease in loan volumes was primarily due to lower volumes of construction loans and mortgage loans. The higher average balance of mortgage-backed securities was attributable to a reallocation of funds into U.S. Government agency floating-rate mortgage-backed securities. The decrease in interest expense was primarily attributable to lower rates paid on deposit accounts, which were partially offset by higher average balances of time deposits during the six months ended December 31, 2013, when compared to the same period in 2012. The decrease in non-interest income for the six months ended December 31, 2013, was primarily due to the absence of a $117 thousand recognized gain on the sale of one single-family real estate owned property, which was partially offset by a $67 thousand increase in earnings on bank-owned life insurance, when compared to the same period in 2012. The increase in credit provisions for loan losses was primarily attributable to higher payoffs of non-performing loan balances during the six months ended December 31, 2013, when compared to the same period in 2012. The decrease in income tax expense was primarily attributable to lower levels of taxable income and PA educational improvement tax credits during the six months ended December 31, 2013, when compared to the same period in 2012. The decrease in non-interest expense was primarily attributable to decreases in charitable contributions eligible for PA tax credits, provision for losses on off-balance sheet (loan origination) commitments, and other real estate owned expenses, which were partially offset by increases in employee related expenses, federal deposit insurance premiums, and occupancy and equipment depreciation expense during the six months ended December 31, 2013, when compared to the same period in 2012.

Market interest rates continued to remain low by historical standards throughout the six months ended December 31, 2013. In response to this environment, the Company continued to grow the U.S. Government agency floating rate mortgage-backed securities segment of the balance sheet. These actions allowed us to significantly bolster balance sheet liquidity. As market conditions improve, we anticipate continuing to grow our asset base.

WVS Financial Corp. owns 100% of the outstanding common stock of West View Savings Bank. The Savings Bank is a Pennsylvania-chartered, FDIC savings bank, which conducts business from six offices located in the North Hills suburbs of Pittsburgh, Pennsylvania. In January 2009, West View Savings Bank began its second century of service to our communities. The Bank wishes to thank our customers and host communities for allowing us to be their full service bank.

—TABLES ATTACHED—

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WVS FINANCIAL CORP. AND SUBSIDIARY

SELECTED CONSOLIDATED FINANCIAL DATA

(Dollars in thousands except per share data)

	December 31, 2013 (Unaudited)	June 30, 2013 (Unaudited)
Total assets	$314,033	$287,576
Cash and Cash Equivalents	1,821	1,927
Certificates of Deposits	598	598
Investment securities available-for-sale	55,581	77,186
Investment securities held-to-maturity	18,163	26,420
Mortgage-backed securities held-to-maturity	193,956	139,268
Net loans receivable	31,470	31,531
Deposits	141,286	140,524
FHLB advances: long-term	17,500	17,500
FHLB advances: short-term	122,054	96,712
Equity	32,290	31,828
Book value per share – Common Equity	15.69	15.47
Book value per share – Tier I Equity	15.97	15.83
Annualized Return on average assets	0.30%	0.39%
Annualized Return on average equity	2.77%	3.45%
Tier I leverage ratio	10.86%	11.88%

WVS FINANCIAL CORP. AND SUBSIDIARY

SELECTED CONSOLIDATED OPERATING DATA

(In thousands except per share data)

	Three Months Ended December 31, (Unaudited)		Six Months Ended December 31, (Unaudited)
	2013	2012	2013	2012
Interest income	$1,424	$1,554	$2,827	$3,171
Interest expense	355	365	699	737

Net interest income	1,069	1,189	2,128	2,434
Provision for loan losses	(99)	(26)	(87)	(50)

Net interest income after provision for loan losses	1,168	1,215	2,215	2,484
Non-interest income	146	224	283	355
Non-interest expense	958	913	1,818	1,846

Income before income tax expense	356	526	680	993
Income taxes	123	201	237	282

NET INCOME	$233	$325	$443	$711

EARNINGS PER SHARE:
Basic	$0.11	$0.16	$0.22	$0.35
Diluted	$0.11	$0.16	$0.22	$0.35

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	2,057,930	2,057,930	2,057,930	2,057,930
Diluted	2,057,930	2,057,930	2,057,930	2,057,930